SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
125 Broad Street
CABLE ADDRESS: LADYCOURT, NEW YORK
New York 10004-2498
FACSIMILE: (212) 558-3588 (125 Broad Street)
         (212) 558-3792 (250 Park Avenue)

__________

                                           250 PARK
AVENUE, NEW YORK 10177-0021
                        1701 PENNSYLVANIA AVE, N.W.
WASHINGTON, D.C. 20006-5805
                                444 SOUTH FLOWER
STREET, LOS ANGELES 90071-2901
                                                  8,
PLACE VENDOME, 75001 PARIS
                         ST. OLAVE'S HOUSE, 9a
IRONMONGER LANE, LONDON EC2V 8EY
                                             101
COLLINS STREET, MELBOURNE 3000
                                 2-1, MARUNOUCHI I-
CHOME, CHIYODA-KU, TOKYO 100
                                          NINE QUEEN'S
ROAD, CENTRAL, HONG KONG






February 26, 1997



Prudential National Municipals Fund, Inc.,
   Three Gateway Center,
      100 Mulberry Street,
         Newark, New Jersey 07102-4077.

Dear Sirs:

         You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to 8,607,501 shares of your Common Stock, $.01 par value (the
"Shares").

         As your counsel, we are familiar with your organization and corporate status and the validity of your Common Stock.

         We advise you that, in our opinion, the Shares are legally and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the
Federal laws of the United
States and the General Corporation Laws of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Prudential National Municipals Fund, Inc.
-2-


         We have relied as to certain matters on
information obtained from
public officials, officers of the Company and other sources believed by us to be responsible.

         We consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Very
truly yours,

                                               SULLIVAN
& CROMWELL